Exhibit 99.1

SportsMap Tech Acquisition Corp. Receives Notice From Nasdaq Regarding Delayed Quarterly Report

Houston, TX, May 27, 2022 – SportsMap Tech Acquisition Corp. (NASDAQ: SMAPU, SMAP, SMAPW) (the “Company”) announced today that on May 25, 2022 it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Form 10-Q”) and remains delinquent in filing its Annual Report on Form 10-K for the period ended December 31, 2021 (the “Form 10-K”) with the Securities and Exchange Commission. The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

Under Nasdaq rules, the Company has until June 20, 2022 to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until October 12, 2022, to regain compliance.

About SportsMap Tech Acquisition Corp.

SportsMap Tech Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. The Company may pursue a business combination opportunity in any business or industry it chooses.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

David Gow

713-479-5302

info@sportsmaptech.com